Calculation of Filing Fee Tables
S-4
Burke & Herbert Financial Services Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.50 par value	Other	5,429,164		$ 357,922,640.00	0.0001381	$ 49,429.12
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 357,922,640.00		$ 49,429.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 49,429.12
Offering Note
[1]	Rule 457(f) Fee Calculation Details (a) Amount Registered: The number of shares of common stock, par value $0.50 per share, of Burke & Herbert Financial Services Corp. ("Burke & Herbert" and, such shares, the "Burke & Herbert common stock") being registered is based upon (i) the exchange ratio of 0.1350 shares of Burke & Herbert common stock for each share of common stock, par value $0.01 per share, of LINKBANCORP, Inc. ("LNKB" and, such shares, the "LNKB common stock") multiplied by (ii) 40,216,027, which is an estimate of the maximum number of shares of LNKB common stock issued and outstanding as of January 20, 2026 or issuable or expected to be exchanged (including in respect of LNKB equity awards) in connection with the merger of LNKB with and into Burke &Herbert. (b) Maximum Aggregate Offering Price: Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The proposed maximum aggregate offering price is (i) the average of the high and low prices of LNKB's common stock on the Nasdaq Stock Market LLC on January 22, 2025 ($8.90) multiplied by (ii) the estimated maximum number of shares of LNKB common stock to be converted in the merger (40,216,027).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A